 Allianz SE   Allianz Europe B.V.   Netherlands  Allianz Foundation for North America California  Allianz Asset Management of America LLC Delaware   Allianz Mexico, S.A. Compania De Seguros Mexico  Allianz Life Insurance Company of North America Minnesota   PFP Holdings, LLC Delaware  AZOA Services Corporation New York  Allianz Global Risks US Insurance Company Illinois  Allianz Renewable Energy Partners of America LLCDelaware  0.1% Managing Member  99.8%  99.999%   Allianz Technology of America, Inc.Delaware  Allianz of America, Inc Delaware  Allianz Finance Corporation Delaware  .001%   Allianz Finanzbeteiligungs GmbH  Allianz Asset Management GmbH  Allianz Asset Management of   America Holdings Inc.  74.78%  25.22%  ** Various Non-US Intermediaries are not shown  Note: Subsidiary relationships are 100% owned except where indicated  Fireman’s Fund Insurance Company Illinois  Page 2  Page 3  Page 2  Allianz Reinsurance America, Inc. California  66.7%  33.3%  Allianz Technology International B.V.** Netherlands  100% (Non-Voting Preferred)  100% (Voting Common)  P & C Insurance Company  Life Insurance Company  0.1%  AGCS International Holding B.V.  Netherlands  Allianz Global Corporate & Specialty SE Germany  20% (Common)   100% (Non-Voting   Preferred)   80% (Common)  Allianz Renewable Energy Partners of America 2 LLC Delaware  Allianz Reinsurance Management Services, Inc. Delaware  Allianz Global Investors U.S. Holdings LLC Delaware  Allianz Capital Partners of America LLCDelaware  Allianz Global Investors U.S. LLC Delaware  Page 4  Page 5  1  As of 12/31/2023  Allianz X GmbH  Germany  Allianz X   North America LLC  Delaware

 Allianz Underwriters Insurance Company Illinois  1739908 Ontario, Inc.  Canada  AIM Underwriting Ltd.  Canada  Allianz Risk Consulting, LLC California  Allianz Aviation Managers, LLC Delaware  Allianz Global Risks US Insurance Company Illinois  AGCS Marine Insurance Company  Illinois  2  As of 12/31/2023  P & C Insurance Company  Note: Subsidiary relationships are 100% owned except where indicated  Fireman’s Fund Insurance CompanyIllinois  Allianz Risk Transfer, Inc.  New York  EF Solutions LLC Delaware  Allianz Risk Transfer (Bermuda) Limited Bermuda  Fireman’s Fund Indemnity CorporationNew Jersey  American Automobile Insurance Company Missouri  Chicago Insurance Company Illinois   Par Holdings, LTDBermuda

 3  As of 12/31/2023  Allianz Investment Management LLC (Minnesota)  Yorktown Financial Companies, Inc. (Indiana)  Questar Capital Corporation (Minnesota)  Questar Agency, Inc. (Minnesota)  Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware)  Allianz Fund Investments, Inc. (Delaware)  Allianz Life Insurance Company  of New York  (New York)  Allianz Life Insurance Company  of Missouri  (Missouri)  Allianz Life Insurance Company of North America  (Minnesota)  Life Insurance Company  Note: Subsidiary relationships are 100% owned except where indicated  Organization Chart  Allianz Strategic Investments, LLC (Minnesota)  AZL PF  Investments, Inc.  (Minnesota)  Allianz Investment Management U.S. LLC (Minnesota)  Allianz Life Financial Services, LLC  (Minnesota)

 4  As of 12/31/2023

 5  Allianz Partners S.A.S.  Paris, France  Euler Hermes Group  Paris, France**  Allianz Holding France S.A.  Paris, France  Allianz Europe B.V.  Amsterdam, Netherlands  Allianz SE  Munich, Germany  Allianz Europe Ltd.  Amsterdam, Netherlands  A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A.  Milan, Italy  Page 6  Note: Subsidiary relationships are 100% owned except where indicated  P & C Insurance Company  ** Various Non-US Intermediaries are not shown  Euler Hermes North America Holding, Inc.  Owings Mills, Maryland, United States  Euler Hermes North America Insurance Company  Owings Mills, Maryland, United States  Euler Hermes Services North America, LLC  Owings Mills, Maryland, United States  Euler Hermes Collections North America Company  Owings Mills, Maryland, United States  Euler Hermes Excess North America Company, LLC  Owings Mills, Maryland, United States  As of 12/31/2023

 6  Allianz SE  Munich, Germany  Allianz Partners S.A.S.  Paris, France (Branch Office: Germany)  AWP P&C S.A.  Paris, France  AWP USA Inc.  District of Columbia, USA  Jefferson Insurance Company  New York, USA  AGA Service Company  Virginia, USA  AZGA Service Canada Inc.  Canada  AZGA Insurance Agency Canada, Ltd.  Canada  100%*  Note: Various Non-US Intermediaries are not shown  Note: Subsidiary relationships are 100% owned except where indicated  *  P & C Insurance Company  * Allianz Partners participations ~ 100%  .  Selectcare Worldwide Corporation  Canada  55%  As of 12/31/2023